Exhibit 4.44.2

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

JOINDER DEED ISSUED BY THE CORPORATE ENTITIES NAMED “THE BANK OF NEW YORK MELLON” AND “CEMEX ESPAÑA, S.A.”

NUMBER THREE THOUSAND FIFTY FIVE

In the city of Madrid, my residence as of the fourteenth day of December two thousand nine.

Before me, RAFAEL MONJO CARRIO, Notary of Madrid and its Illustrious College.

APPEARED

MR. JUAN PERLAZA, of British nationality, with majority of age, with domicile located at and for purposes of this deed Calle José Abascal, 45 in Madrid, bearer of valid Passport Number 300919078.

MR. JUAN PELEGRI y GIRON, with majority of age, with domicile in Madrid located at, and for purposes of this deed, calle Hernández de Tejada, number l; bearer of National Identity Document number 01.489.996-X.

LEGAL PERSONALITY

The first one, in the name and on behalf of THE BANK OF NEW YORK MELLON (hereinafter referred to as the “Bank”), entity incorporated in accordance with

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

the laws of the State of New York (United States of America), with its corporate domicile located at One Wall Street, New York, N.Y. 10286, United States of America, and furthermore, acting on behalf of and for the benefit of the holders of the Senior Secured Notes in the amount of three hundred and fifty million Euros (€350,000,000), at an interest rate of 9,625%, due 2017 by virtue of certain Indenture governed by the laws of the State of New York (United States of America), subscribed as of December 14, 2009 by and between among others, CEMEX Finance LLC, a limited liability company incorporated in accordance with the laws of the State of Delaware, (United States of America) as issuer, and The Bank of New York Mellon, as trustee (hereinafter referred, together with its amendments or novations the “Indenture”).

Exercising the current power of attorney, issued by a Notary Public of the State of New York Mr. Danny Lee, dated as of December 14, 2009, copy of which has been delivered to me, and whose original has been duly apostilled in accordance with The Hague Convention of October 5, 1961, and attached hereto.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

The second one, in the name and on behalf of the corporate entity CEMEX ESPAÑA, S.A., entity governed in accordance with the laws of Spain (in the past known as Compañía Valenciana de Cementos Pórtland, S.A.), and its corporate domicile in Madrid is located at calle Hernández de Tejada, number 1, whose corporate purpose, among others, is the manufacture, commercialization and distribution of all kinds of sacks, bags and similar articles, made of paper or any other materials, suitable for cement packaging, etc.

It was incorporated with un-definitive term by means of a deed authorized by a Notary Public, in the city of Valencia, Mr. Juan Bautista Roch Contelles, dated as of April 30, 1917, duly adapted to the current legislation by means of a deed authorized by a Notary Public, in the city of Valencia, Mr. Antonio Soto Bisquert, dated as of July 13, 1990; the incorporation of the Company was RECORDED in the Commercial Registry of Valencia in Volume 122, Book 28 regarding corporations, third

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

section, first inscription; and the adaptation was recorded in such Registry in Volume 2854, Book 10, general section, page V2533, inscription 165; furthermore, the bylaws of the Company were restated by means of another public deed number 6796 authorized by a Notary Public in Madrid, Mr. Antonio Francés y de Mateo, dated as of August 12, 1993, that caused the inscription number 200th.

The Company changed its corporate domicile to the current domicile by means of public deed number 1,489 authorized by a Notary Public in Valencia, Mr. Antonio Soto Bisquert, dated as of June 29, 1995, and recorded in the Registry of Commerce of Madrid, Volume 9743 and 9744, section 8th, Book of Corporations, pages 1 and 166, sheet number M-156542 inscriptions first and second.

The corporate domicile was changed by resolutions adopted by the General Shareholders Meeting held as of June twenty-four, two thousand two, which were officially formalized before me, the same date, under public deed number 662, causing the inscription number 122º.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

The Company is the bearer of C.I.F. number: A46004214.

Exercising his corporate authority by means of a power of attorney issued before me as of July twenty seven two thousand nine, under public deed number 2013.

In accordance with the provisions of article 98 of the Law 24/2001, and further to the Resolution issued by the Director General in charge of Public Registries and Notary Publics dated as of April 12, 2002, I hereby attest that to my knowledge and by virtue of the office that they hold, such individuals have sufficient corporate authority to execute this public deed in accordance with the terms set forth herein.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

Such individuals have, in accordance with my knowledge, sufficient legal capacity and legal standing to issue this Joinder Deed and, for such purposes, said individuals on behalf of the companies which they represent and for all legal purposes, make the following:

STATEMENTS

I. That, in accordance with a contract issued by means of a public deed number 4599 dated as of September 29, 2009 (hereinafter referred to as “Pledge Deed”), CEMEX, S.A.B. de C.V., New Sunward Holding B.V. and Sunward Acquisitions N.V. (the later one absorbed by New Sunward Holding B.V. as of October 23, 2009) constituted certain pledge rights (hereinafter referred to as the “Pledges”) over their shares of stock of the company CEMEX España, S.A.

II. That, given the improvement in the conditions of the financial markets, it allows Cemex to issue notes to be issued among other things to reduce its debt with financial creditors that are part of the Creditors Agreement (as such term is defined in the Pledge Deed), CEMEX, S.A.B. de C.V. has requested such financial creditors to make some amendments to the Creditors Agreement for the purpose of increasing the flexibility of the CEMEX Group to issue notes and to apply the proceeds obtained by such issuances. Such amendments were approved by said financial creditors, and as of December 1, 2009 it was

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

executed an amendment novation agreement that does not extinguish the Creditors Agreement. As a result of such amendments, it is stated that the creditors of the CEMEX Group by virtue of the issuance of the notes, such as the Indenture shall be considered as Creditors of the Additional Notes Creditors) and, as a consequence, shall be considered as Secured Parties further to the terms of the Creditors Agreement and the Pledge Deed, and shall be entitled to obtain the benefits of the Pledges, by means of a joinder of the Pledge Deed in accordance with Clause 16 of the Pledge Deed.

III. That, in accordance with Clause 16 of the Pledge Deed, the Secured Parties in which benefit the Guaranty Agent acted, among them the Bank, in its capacity of trustee for the holders of notes issued under the Indenture, may join the Pledge Deed and ratify the contents of such deed, accepting the constituted Pledges in their favor as a guaranty of the corresponding Secured Obligations, my means of appearing before a Notary Public in Madrid, Mr. Rafael Monjo Carrio.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

Such joinder agreements shall be formalized by means of a joinder deed, all of which without need of a new consent by the pledgor or the pledgees, since their consent were granted in accordance with the Creditors Agreement (as such agreement was novated dated as of December 1, 2009) and the terms of the Pledge Deed.

IV. That the Bank hereby expressly state that the joinder agreement referred to in the foregoing statements is formalized as an execution instrument of the rights granted to the Bank in accordance with the Pledge Deed, in order for the payment obligations related to the Indenture be guaranteed by a first priority pledge interest over the Shares (as such term is defined in the Pledge Deed), concurrently with the remaining Pledges.

V. That in accordance with the foregoing, the Bank intends to issue this Joinder Deed (hereinafter referred to as the “Deed”) in accordance with the following

CLAUSES

FIRST.- JOINDER AGREEMENT TO THE PLEDGE DEED.

By means of this Deed, the Bank hereby joins,

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

ratifies and approves the terms and conditions of the Pledge Deed, issued before me as of September 29, 2009, and recorded under deed number 4599 in Section A of my Registrar Book, whose entire content the Bank hereby states to know, and such joinder agreement has full value and legal effects, accepting that the payment obligations related to the Indenture be guaranteed by the first priority pledge over the Shares (as such term is defined in the Pledge Deed) concurrently with the remaining Pledges.

The Bank hereby REQUEST the undersigned Notary Public, to NOTIFY this Joinder Agreement to WILMINGTON TRUST (LONDON) LIMITED, with domicile located at 6 Broad Street Place, London EC2M 7JH to the attention of Elaine K. Lockhart) in its capacity of Guaranty Agent, and the undersigned Notary hereby accept such request.

CEMEX España, S.A. hereby appears to this act for the purpose of notifying itself of the contents of such joinder agreement.

SECOND. - GOVERNING LAW AND JURISDICTION.

2.1 This Deed is governed by the laws of Spain.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

2.2 The parties hereto expressly submit themselves to the jurisdiction of the Courts and Tribunals sitting in the capital city of Madrid, to resolve any and all claims related to the enforceability, interpretation, compliance and execution of this Deed.

TREATMENT OF INFORMATION. - The parties hereto accept the incorporation of information and the copy of the identification documents to the files of this Notary with the purposes of rendering the notarial activity and to effect notification of information in accordance with the Law of Public Administrations (Ley de las Administraciones Públicas) and, as the case may be, to the Notary Public that succeeds the undersigned Notary in this city. The parties may exercise their rights of access, rectification, cancelation and opposition before the undersigned Notary.

I hereby attest and issue this deed.

And I, the Notary, HEREBY ATTEST:

a.- That I identify the individuals appearing before me by the identification documents described above, which were shown to me.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

b.- That on my own judgment, the individuals appearing before me have the capacity and have legal standing to issue this deed.

c.- That the execution of this deed is lawful, and its execution derives to the free will of the individuals appearing before me, which were informed of its contents.

d.- That I read this deed to the individuals appearing before me, and were previously notified of their right to read the deed by themselves, and such individuals stated to be aware of its contents, and hereby give their consent, all of the foregoing in accordance with article 193 of the Notary Regulations.

e.- That this public instrument is being issued in six pages of stamp paper for exclusive use of notarial documents, Series 9M, numbers 9.850.787 and five subsequent numbers, all of them, I the undersigned Notary hereby attest. Signatures of the appearing individuals follow: Signed: RAFAEL MONJO CARRIÓ. Seal of approval.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

NOTARIAL PROCEEDING: I, RAFAEL MONJO CARRIO, Notary Public residing in Madrid and member of its Illustrious College, I hereby issue this instrument to attest that as of December seventeenth, two thousand nine, the legal representative of BANK OF NEW YORK MELLON delivered to me a copy of the power of attorney duly apostilled in accordance with La Hague Convention, issued a Notary Public of New York, Mr. Danny Lee, dated as of December fourteen, two thousand nine, which in accordance of my judgment, Mr. Juan Perlaza as legal representative has sufficient authority to execute this public deed.

And having nothing else to attest, I hereby authorize the deed in this page, I, the Notary, hereby attest. Signature: RAFAEL MONJO CARRIÓ. Signed and sealed.

NOTARIAL PROCEEDING.- For purposes of attesting that as of December twenty-four, two thousand nine, I have delivered in the Postal Office number 2825494, E.O. MINISTRY OF PUBLIC ADMINISTRATIONS, as Certificate and notice of receipt of the preceding deed, and the officer in charge of the postal service has given the postal receipt number RR 26 804 323 4ES.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

All of which and that this proceeding is extended at the end of this public deed, in its final page under number 1716500 Series 9L.- In Madrid as of December twenty-four, two thousand nine,- Signed.- RAFAEL MONJO CARRIÓ.- Notarial Seal

NOTE.- As of December twenty four, two thousand nine, and for the use of the appearing parties, I hereby issue in seven pages of stamped paper for the exclusive use of notarial documents, Series 9L, numbers 1469351 and seven subsequent numbers in decreasing order. I attest.- RAFAEL MONJO CARRIÓ.- Signed.

NOTARIAL PROCEEDING.- Made by the undersigned, RAFAEL MONJO CARRIÓ, Notary of MADRID to attest, that as of February eleven, two thousand ten, the Postal and Telegraphic Service has not delivered the corresponding receipt of the letter addressed to WILMINGTON TRUST (LONDON) LIMITED, so in order to know the status of such delivery, I connect myself using one of my computers to the website named www.correos.es, and I hereby confirm that

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

such notice has been delivered to the addressee as of January 6, two thousand ten, and I hereby attach to this deed the printout of such inquiry.

Of all the contents of this notarial proceeding, I hereby issue this certification under one page of stamped paper for exclusive use of notarial documents, Series 9L, number 6099005, which I, The Notary, hereby attest. Signature: RAFAEL MONJO CARRIÓ. Signed and sealed. Signatures of the appearing individuals are printed.

Signature: /s/ RAFAEL MONJO CARRIÓ.

The Seal of the Notary appears. -------------THE ATTACHED DOCUMENTS FOLLOW--------------

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

Mail Service: Status of Delivery

Spain Mail Service		Customer Service

Individuals Companies Virtual Office

To send Documents:	Status of Delivery

To send Packages:

Money:	STATUS OF DELIVERY

A.P.E. Delivery Number: RR268043234ES

Bancorreos	Dates	Status

Other Products	29/12/2009	Admitted

Museum	29/12/2009	In transit

Customer Service	02/01/2010	Exit from International Office

	03/01/2010	Arrival to International Destination Office

	06/01/2010	Delivered

If you want more postal information of the country of destination, please see the local postal office.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

CERTIFICATION

The undersigned, DAVID A. GONZALEZ VESSI, Official Translator authorized by the Superior Court of the State of Nuevo Leon, further to Approval number 861/2010 issued as of January 25, 2010, HEREBY CERTIFIES THAT:

The preceding document is a true and accurate translation from the Spanish language to the English language of Public Deed Number 3055 dated as of December 14, 2009 issued by Mr. Rafael Monjo Carrió, Notary Public residing in the city of Madrid, Spain. This certification is issued for any and all legal purposes.

Monterrey, N.L., as of June 8, 2010

/s/ DAVID A GONZALEZ VESSI